Exhibit 99.1

                  3750 Torrey View Ct

                  San Diego, CA 92130

                  www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Kristen Cardillo (858) 617-2317 kristen.cardillo@carefusion.com	Investors:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION REPORTS FIRST HALF FISCAL 2013 RESULTS

•	Second quarter revenue increased 2 percent to $909 million, driven by strength in the company’s Procedural Solutions segment.

•	Second quarter GAAP diluted earnings per share (EPS) from continuing operations reached $0.48 and increased 10 percent on an adjusted basis to $0.54.

•	Company reaffirmed fiscal 2013 revenue and EPS guidance.

SAN DIEGO, Feb. 7, 2013 – CareFusion Corp. (NYSE: CFN), a leading, global medical technology company, today reported results for the three and six months ended Dec. 31, 2012.

“Our consolidated first and second quarter financial results were led by strong performance across the Procedural Solutions segment, where each business is delivering positive gains and executing well,” said Kieran T. Gallahue, chairman and CEO. “In Medical Systems, the first half shaped up about as we expected, with Infusion Systems performing slightly ahead of our plans.

“At the same time, we continued to make progress against our strategic goals, expanding operating margins while investing in innovation, new markets and other priorities that will help us accelerate our growth over the long-term.”

Second Quarter Results

The company reported revenue for the second quarter of fiscal 2013 of $909 million, compared to $890 million in the second quarter of fiscal 2012, an increase of 2 percent on a reported and constant currency basis.

Operating income was $171 million, an increase of 20 percent compared to $143 million in the prior year period. Excluding nonrecurring items, adjusted operating income for the second quarter grew 12 percent to $189 million, or 20.8 percent of revenue, driven primarily by gross margin expansion.

Operating expenses totaled $300 million in the second quarter. Excluding amortization of acquired intangibles and nonrecurring items, adjusted operating expenses were $282 million, an increase of 1 percent over the prior year period. During the quarter, the company continued to increase investments in research and development, which were primarily funded by decreases in corporate overhead and selling, general and administrative (SG&A) expenses.

The company reported income from continuing operations in the second quarter of $108 million, or $0.48 per diluted share. Adjusted income from continuing operations increased 9 percent from the prior year period to $121 million, or $0.54 per diluted share. The adjusted tax rate was 29.6 percent for the second quarter.

Medical Systems

Second quarter revenue for the Medical Systems business segment of $602 million on a reported and constant currency basis was nearly even with the prior year period. Results were driven primarily by an expected decrease in the Infusion Systems business. Despite the year-over-year decline, Infusion Systems performed ahead of company expectations.

Segment profit increased 7 percent from the prior year period to $123 million, as gross margin improvements and SG&A leverage helped to fund increased investments in R&D. Adjusted segment profit was $134 million, an increase of 2 percent from the prior year period.

Procedural Solutions

Second quarter revenue for the Procedural Solutions business segment increased 7 percent from the prior year period to $307 million on a reported and constant currency basis. The increase was driven by strong performance across all three business units, with continuing growth in Infection Prevention, Medical Specialties delivering its highest revenue growth in more than two years and Specialty Disposables benefitting from an early start to the flu season.

This top-line strength carried through to the bottom line, with segment profit increasing 71 percent from the prior year period to $48 million. Adjusted segment profit was $55 million, a 45 percent increase driven by strength in the company’s clinically differentiated portfolio and disciplined expense management efforts.

Six-Month Results

For the first six months of fiscal 2013, revenue increased 2 percent from the prior year period to $1.75 billion. Operating income increased to $314 million from $258 million, up 22 percent. Income from continuing operations was $195 million, or $0.87 per diluted share. Adjusted income from continuing operations increased 8 percent to $220 million, or $0.98 per diluted share.

Operating expenses in the first six months totaled $593 million, or $558 million on an adjusted basis.

Segment results for the six months ended Dec. 31, 2012 and 2011 are as follows:

Medical Systems	1H FY13	1H FY12	Y/Y
Revenue	$1,153 million	$1,150 million	0%
Segment Profit	$225 million	$197 million	14%
Adjusted Segment Profit	$246 million	$233 million	6%

Procedural Solutions	1H FY13	1H FY12	Y/Y
Revenue	$593 million	$568 million	4%
Segment Profit	$89 million	$61 million	46%
Adjusted Segment Profit	$103 million	$80 million	29%

Recent Highlights

Additional second quarter and recent highlights included:

•

Completing the acquisition of Intermed Equipamento Medico Hospitalar Ltda, a privately held, leading respiratory technologies company based in Sao Paulo, Brazil. The acquisition advances CareFusion’s strategy to expand outside of the U.S. through investments that build scale and local capabilities in high-value markets.

•

Introducing the Alaris® Infusion Viewer for Pharmacy Logistics, a web-based dashboard capable of showing near real-time status of all infusions across a hospital or health system that is using the Alaris® System with the Alaris Pump and/or Alaris Syringe Modules. The dashboard helps hospital pharmacies improve clinician efficiency by displaying if infusions are currently infusing, stopped or completed and by showing which pumps have a current Guardrails® soft alert violation, streamlining alert reviews.

•

Launching the Pyxis® Anesthesia ES system, the newest offering available on the Pyxis ES platform, which features improved patient-centric workflows to help decrease manual documentation and offers enhanced security and capabilities that can be leveraged in a single hospital or across an entire health system.

•	Launching StartClean, a new preoperative cleansing program that features a unique e-reminder system to drive patient compliance.

•

Filing the company’s annual report on Form 10-K for fiscal 2012, reflecting the revisions the company made as a result of modifying its accounting for sales-type leases in its Pyxis® medication and supply dispensing product lines. CareFusion expects to file its quarterly reports on Form 10-Q for the first and second quarters of fiscal 2013 by Feb. 11, bringing the company current in its disclosures.

Fiscal 2013 Outlook

CareFusion continues to expect full-year consolidated revenue to grow 1 to 3 percent on a constant currency basis compared to fiscal 2012 revenue of $3.6 billion. Adjusted diluted EPS from continuing operations are expected to be in the range of $2.11 to $2.21. Beginning in the first quarter of fiscal 2013, CareFusion changed the manner in which the company reports adjusted financial results, including adjusted diluted EPS guidance, to exclude acquisition-related amortization.

The guidance is based on an assumed diluted weighted average outstanding share count of approximately 221 million, which includes the impact of expected share repurchases during fiscal 2013.

Conference call

CareFusion will host a conference call today at 2 p.m. PST (5 p.m. EST) to discuss financial results for the first half of fiscal 2013. To access the call, visit the Investors page at www.carefusion.com/. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing (800) 706-7748 within the U.S. or (617) 614-3473 from outside the U.S., and using the access code 86859607. A replay of the conference call will be available from 4 p.m. PST (7 p.m. EST) on Feb. 7 through 8:59 p.m. PST on Feb.14 and can be accessed by dialing (888) 286-8010 in the U.S. or (617) 801-6888 from outside the U.S. and using the access code 52148625.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AVEA®, AirLife™ and LTV® series ventilation and respiratory products, ChloraPrep® products, MedMined® services for data mining surveillance, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

###

Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release and the information contained herein present non-GAAP financial measures that exclude certain amounts, as follows: “adjusted operating expenses,” “adjusted operating income,” and “adjusted segment profit,” which exclude amortization of acquired intangibles, as well as nonrecurring items related to the spinoff and nonrecurring restructuring and acquisition integration charges; and “adjusted income from continuing operations,” “adjusted diluted earnings per share from continuing operations,” and “adjusted effective tax rate,” which exclude amortization of acquired intangibles, as well as nonrecurring items related to the spinoff, nonrecurring restructuring and acquisition integration charges and nonrecurring tax items. The most directly comparable GAAP financial measures for these non-GAAP financial measures are operating expenses, operating income, segment profit, income from continuing operations, diluted earnings per share from continuing operations, and effective tax rate. The company has included below unaudited adjusted financial information for the quarters ended Sept. 30, 2012 and 2011, as well as for the quarters and six months ended Dec. 31, 2012 and 2011, including a reconciliation of GAAP to non-GAAP financial measures.

The company’s management uses these non-GAAP financial measures to evaluate the company’s performance and provides them to investors as a supplement to the company’s reported results, as they believe this information provides additional insight into the company’s operating performance by disregarding amortization of acquired intangibles and certain non-recurring items. These non-GAAP financial measures should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. While the types of items and charges excluded from the company’s non-GAAP financial measures may occur in the future, the company’s management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, or discrete and unusual or infrequent transactions that are not indicative of future operations or business trends.

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein present “forward-looking statements” addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. CareFusion intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the company’s actual results to differ materially from those anticipated by the forward-looking statements. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business; and our success depends on our key personnel, and the loss of key personnel or the transition of key personnel, including our chief executive officer, could disrupt our business. The CareFusion news release and the information contained herein reflect management’s views as of Feb. 7, 2013. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CAREFUSION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended September 30,		Quarter Ended December 31,		Six Months Ended December 31,
(in millions, except per share amounts)	2012	2011	2012	2011	2012	2011
Revenue	$837	$828	$909	$890	$1,746	$1,718
Cost of Products Sold	401	405	438	443	839	848

Gross Margin	436	423	471	447	907	870
Selling, General and Administrative Expenses	244	264	249	261	493	525
Research and Development Expenses	47	37	48	36	95	73
Restructuring and Acquisition Integration Charges	2	7	3	7	5	14

Operating Income	143	115	171	143	314	258
Interest Expense and Other, Net	19	25	19	17	38	42

Income Before Income Tax	124	90	152	126	276	216
Provision for Income Tax	37	18	44	32	81	50

Income from Continuing Operations	87	72	108	94	195	166
Income (Loss) from Discontinued Operations, Net of Tax	(3)	(2)	—	1	(3)	(1)

Net Income	$84	$70	$108	$95	$192	$165

Per Share Amounts: [1]
Basic Earnings (Loss) per Common Share:
Continuing Operations	$0.39	$0.32	$0.49	$0.42	$0.88	$0.74
Discontinued Operations	$(0.01)	$(0.01)	$—	$—	$(0.01)	$—
Basic Earnings per Common Share	$0.38	$0.31	$0.49	$0.42	$0.87	$0.74
Diluted Earnings (Loss) per Common Share:
Continuing Operations	$0.39	$0.32	$0.48	$0.41	$0.87	$0.73
Discontinued Operations	$(0.01)	$(0.01)	$—	$—	$(0.01)	$—
Diluted Earnings per Common Share	$0.37	$0.31	$0.48	$0.42	$0.86	$0.73
Weighted-Average Number of Common Shares Outstanding:
Basic	221.9	223.8	222.6	224.7	222.3	224.3
Diluted	224.4	226.3	224.9	226.6	224.7	226.5

Adjusted Financial Measures: [2]
Operating Expenses	$276	$279	$282	$278	$558	$557
Operating Income	$160	$144	$189	$169	$349	$313
Income from Continuing Operations	$99	$93	$121	$111	$220	$204
Diluted EPS from Continuing Operations	$0.44	$0.41	$0.54	$0.49	$0.98	$0.90
Effective Tax Rate	30.2%	23.1%	29.6%	26.7%	29.9%	25.1%

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.
[2]

Adjusted financial measures are non-GAAP measures that exclude amortization of acquired intangibles, as well as certain nonrecurring items, as discussed above under Use of Non-GAAP Financial Measures. These measures are reconciled to comparable GAAP measures in the Reconciliation of Non-GAAP Financial Measures included in the pages that follow.

CAREFUSION CORPORATION

SEGMENT AND SELECT BUSINESS LINE REVENUES

(UNAUDITED)

	Quarter Ended September 30,		Percent Change	Quarter Ended December 31,		Percent Change	Six Months Ended December 31,		Percent Change
(in millions)	2012	2011		2012	2011		2012	2011
Medical Systems[1]
Dispensing Technologies	$244	$241	1%	$260	$257	1%	$504	$498	1%
Infusion Systems	203	206	(1)	229	239	(4)	432	445	(3)
Respiratory Technologies	97	93	4	106	102	4	203	195	4
Other	7	6	17	7	6	17	14	12	17

Total Medical Systems	$551	$546	1%	$602	$604	—%	$1,153	$1,150	—%
Procedural Solutions[1,2]
Infection Prevention	$144	$138	4%	$152	$142	7%	$296	$280	6%
Medical Specialties	80	78	3	86	79	9	166	157	6
Specialty Disposables	62	66	(6)	69	65	6	131	131	—

Total Procedural Solutions	$286	$282	1%	$307	$286	7%	$593	$568	4%
Total CareFusion	$837	$828	1%	$909	$890	2%	$1,746	$1,718	2%

[1]

During the quarter ended September 30, 2012, we combined our respiratory diagnostics product line with our Respiratory Technologies business unit within our Medical Systems segment. Our respiratory diagnostics product line had previously been reported within our Procedural Solutions segment as “Other.”

[2]	Reflects the impact of businesses reclassified to discontinued operations.

CAREFUSION CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

Adjusted Financial Data:

	Segment Profit					Income from Continuing Operations[6]	Diluted EPS from Continuing Operations[7]
(in millions, except per share amounts)	Medical Systems	Procedural Solutions	SG&A Expenses	Operating Expenses[5]	Operating Income
Quarter Ended September 30, 2012:
GAAP	$102	$41	$244	$293	$143	$87	$0.39
Restructuring and Acquisition Integration[1]	1	1	—	(2)	2	2	0.01
Amortization of acquired intangibles[2]	9	6	(15)	(15)	15	10	0.04

Adjusted	$112	$48	$229	$276	$160	$99	$0.44

Quarter Ended December 31, 2012:
GAAP	$123	$48	$249	$300	$171	$108	$0.48
Restructuring and Acquisition Integration[1]	2	1	—	(3)	3	3	0.01
Amortization of acquired intangibles[2]	9	6	(15)	(15)	15	10	0.04

Adjusted	$134	$55	$234	$282	$189	$121	$0.54

Six Months Ended December 31, 2012:
GAAP	$225	$89	$493	$593	$314	$195	$0.87
Restructuring and Acquisition Integration[1]	3	2	—	(5)	5	5	0.02
Amortization of acquired intangibles[2]	18	12	(30)	(30)	30	20	0.09

Adjusted	$246	$103	$463	$558	$349	$220	$0.98

Quarter Ended September 30, 2011:
GAAP	$82	$33	$264	$308	$115	$72	$0.32
Restructuring and Acquisition Integration[1]	5	2	—	(7)	7	7	0.03
Amortization of acquired intangibles[2]	13	5	(18)	(18)	18	12	0.05
Spinoff[3]	2	2	(4)	(4)	4	4	0.02
Income Tax Items[4]	—	—	—	—	—	(2)	(0.01)

Adjusted	$102	$42	$242	$279	$144	$93	$0.41

Quarter Ended December 31, 2011:
GAAP	$115	$28	$261	$304	$143	$94	$0.41
Restructuring and Acquisition Integration[1]	3	4	—	(7)	7	7	0.03
Amortization of acquired intangibles[2]	13	6	(19)	(19)	19	13	0.06
Income Tax Items[4]	—	—	—	—	—	(3)	(0.01)

Adjusted	$131	$38	$242	$278	$169	$111	$0.49

Six Months Ended December 31, 2011:
GAAP	$197	$61	$525	$612	$258	$166	$0.73
Restructuring and Acquisition Integration[1]	8	6	—	(14)	14	14	0.06
Amortization of acquired intangibles[2]	26	11	(37)	(37)	37	25	0.11
Spinoff[3]	2	2	(4)	(4)	4	4	0.02
Income Tax Items[4]	—	—	—	—	—	(5)	(0.02)

Adjusted	$233	$80	$484	$557	$313	$204	$0.90

[1]

Restructuring and acquisition integration charges primarily relate to nonrecurring expenses associated with closing and consolidating facilities, as well as rationalizing headcount, and aligning operations.

[2]	Amortization of acquired intangibles relate to the non-cash expenses associated with amortization of identifiable intangible assets of acquired businesses.
[3]	Spinoff charges primarily relate to nonrecurring incremental expenses associated with our spinoff from Cardinal Health, Inc.
[4]

Income tax items primarily relate to the tax impact of nonrecurring restructuring and acquisition integration and spinoff charges, as well as nonrecurring discrete benefits or charges associated with the spinoff.

[5]	Operating expenses consist of selling, general and administrative, research and development, and restructuring and acquisition integration expenses.
[6]	Income from continuing operations is presented net of tax effect.
[7]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

CAREFUSION CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

Adjusted Effective Tax Rate:

(in millions)	GAAP	Nonrecurring Items [1]	Amortization of Acquired Intangibles	Adjusted [2]
Quarter Ended September 30, 2012:
Income Before Income Tax	$124	$2	$15	$141
Provision for Income Tax	$37	$—	$5	$42
Effective Tax Rate[3]	29.8%	70.2%	32.7%	30.2%

Quarter Ended December 31, 2012:
Income Before Income Tax	$152	$3	$15	$170
Provision for Income Tax	$44	$—	$5	$49
Effective Tax Rate[3]	29.1%	33.3%	33.3%	29.6%

Six Months Ended December 31, 2012:
Income Before Income Tax	$276	$5	$30	$311
Provision for Income Tax	$81	$—	$10	$91
Effective Tax Rate[3]	29.4%	40.0%	33.3%	29.9%

Quarter Ended September 30, 2011:
Income Before Income Tax	$90	$11	$18	$119
Provision for Income Tax	$18	$2	$6	$26
Effective Tax Rate[3]	20.5%	25.5%	33.3%	23.1%

Quarter Ended December 31, 2011:
Income Before Income Tax	$126	$7	$19	$152
Provision for Income Tax	$32	$3	$6	$41
Effective Tax Rate[3]	25.1%	27.1%	33.3%	26.7%

Six Months Ended December 31, 2011:
Income Before Income Tax	$216	$18	$37	$271
Provision for Income Tax	$50	$5	$12	$67
Effective Tax Rate[3]	23.2%	26.1%	33.3%	25.1%

Adjusted EPS Outlook for Fiscal Year Ended June 30, 2013:

GAAP Diluted Earnings per Common Share from Continuing Operations	$1.90 -$2.00

Estimated charges for nonrecurring items related to restructuring and acquisition integration, net of tax (mid-point of an estimated range of $0.01 to $0.03 per diluted share)	$0.02

Estimated acquisition-related intangible amortization, net of tax	$0.19

Adjusted Diluted Earnings per Common Share from Continuing Operations	$2.11 -$2.21

[1]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, and nonrecurring income tax items.
[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items and amortization of acquired intangibles noted above.
[3]	Effective tax rate calculations are performed based on whole dollar amounts, and therefore may not equal the calculations based on amounts rounded in millions presented in the table above.